Exhibit 21

SUBSIDIARIES OF WORTHINGTON INDUSTRIES, INC.

The following is a list of the subsidiaries, direct and indirect, of Worthington Industries, Inc., an Ohio corporation, together with their respective jurisdictions of incorporation or organization as of May 31, 2008. The names of indirectly-owned subsidiaries are indented under the names of their respective immediate parents:

Worthington Industries Incorporated	Ohio
Worthington Industries Medical Center, Inc.	Ohio
Worthington Industries Leasing, LLC	Ohio
Enterprise Protection Insurance Company	Vermont
Worthington Steel of Michigan, Inc. (d/b/a The Worthington Steel Company)	Michigan
Dietrich Industries, Inc. (a/k/a Dietrich Metal Framing)	Pennsylvania
Dietrich Ventures, LLC	Delaware
Dietrich Design Group, Inc.	Pennsylvania
WD Ventures, Inc.	Delaware
Worthington Integrated Building Systems, LLC	Ohio
Worthington Mid-Rise Construction, Inc.	Ohio
Dietrich Building Systems Consulting Company Ltd. (Shanghai)	China
Worthington Military Construction, Inc.	Ohio
Worthington Stairs, LLC	Ohio
DII NLC Acquisition Corp.	Ohio
DII NLC Wood Company	Ohio
The Gerstenslager Company	Michigan
Gerstenslager Co.	Ohio
Production Fit of America, LLC	Ohio
Worthington-Buckeye, Inc.	Ohio
Buckeye Energy Company, Inc.	Ohio
Buckeye International Development, Inc.	Ohio
WI Products, Inc.	Ohio
Worthington Cylinder Corporation	Ohio
Worthington Cylinders Wisconsin, LLC	Ohio
Worthington Industries of Canada, Inc.	Canada
Dietrich Metal Framing Canada, Inc.	Canada
Worthington Cylinders of Canada Corp.	Canada
Worthington Cylinders GmbH	Austria
Worthington Cylinders, a.s.	Czech Republic
Worthington Steel Mexico, S.A. de C.V.	Mexico
Worthington Cylinders-Embalagens Industriais de Gas, S.A.	Portugal
Worthington Taylor, Inc.	Michigan
The Worthington Steel Company (formerly Worthington Ventures, Inc.)	Delaware
Worthington Steelpac Systems, LLC	Delaware
Worthington Techs II, Inc.	Delaware
The Worthington Steel Company	North Carolina

The Worthington Steel Company	Ohio
Worthington Receivables Corporation	Delaware
Worthington Steel Company of Kentucky, LLC	Kentucky
VCS/WOR, Inc.	Ohio
B. Alloy Corporation	Delaware
Worthington Precision Steel, Inc.	Ohio
Precision Specialty Metals, Inc.	Delaware
Worthington Steel Company of Decatur, L.L.C.	Alabama
Worthington OEG Company	Michigan
Worthington Steel Company of Alabama, Inc. & Co. OEG	Austria
The Worthington Steel Company of Decatur, Inc.	Michigan
Joint Ventures
Aegis Metal Framing, LLC (1)	Delaware
Accelerated Building Technologies, LLC (2)	Delaware
Canessa Worthington Slovakia s.r.o (3)	Slovakia
LEFCO Worthington, LLC (4)	Ohio
Serviacero Planos, S.A. de C.V. (5)	Mexico
Spartan Steel Coating, LLC (6)	Michigan
TWB Company, L.L.C. (7)	Michigan
TWB of Ohio, Inc.	Ohio
TWB Industries, S.A. de C.V.	Mexico
TWB de Mexico, S.A. de C.V.	Mexico
ThyssenKruppTailored Blanks, S.A. de C.V.	Mexico
TWB of Indiana, Inc.	Indiana
Viking & Worthington Steel Enterprise, LLC (8)	Ohio
Worthington Armstrong Venture (WAVE) (9)	Delaware
Worthington Specialty Processing (WSP) (10)	Michigan

(1)	Unconsolidated joint venture with 60% owned by WD Ventures, Inc. and 40% owned by MiTek Industries, Inc.

(2)	Unconsolidated joint venture with 50% owned by Dietrich Ventures, LLC and 50% owned by NOVA Chemicals Corporation.

(3)	Unconsolidated joint venture with 49% owned by Worthington Cylinders GmbH and 51% owned by Magnetto.

(4)	Unconsolidated joint venture with 49% owned by Worthington Steelpac Systems, LLC and 51% owned by LEFCO Industries, LLC

(5)	Unconsolidated joint venture with 50% owned by Worthington Steel Mexico, S.A. de C.V. and 50% owned by Inverzer, S.A. de C.V.

(6)	Consolidated joint venture with 52% owned by Worthington Steel of Michigan, Inc. and 48% owned by Severstal North America, Inc.

(7)	Unconsolidated joint venture with 45% owned by Worthington Steel of Michigan, Inc. and 55% owned by ThyssenKrupp Steel North America, Inc.

(8)	Unconsolidated joint venture between VCS/WOR, Inc. and Bainbridge Steel, LLC.

(9)

Unconsolidated joint venture, operating as a general partnership, with 50% owned by The Worthington Steel Company (Delaware) and 50% owned by Armstrong Ventures, Inc., a subsidiary of Armstrong World Industries, Inc.

(10)	Unconsolidated general partnership owned 50% by Worthington Steel of Michigan, Inc. and 50% by United States Steel Corporation.

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